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EXHIBIT 5.1

October 4, 2004

Theravance, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080

                      Re:    462(b) Registration Statement on Form S-1

Ladies and Gentlemen:

              At your request, we have examined the Registration Statement on Form S-1 to which this letter is attached as Exhibit 5.1 (the "462(b) Registration Statement") filed by Theravance, Inc. (the "Company") with the Securities and Exchange Commission ("Commission") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended ("Securities Act") and relating to the registration under the Securities Act of an additional 1,092,500 shares of the Company's common stock, par value $0.01 per share (the "Additional Shares"). The Rule 462(b) Registration Statement to be used for the offer and sale of the Additional Shares is filed with the Commission in connection with the offering described in the Registration Statement on Form S-1 (Registration No. 333-116384) filed with the Commission on June 10, 2004, as amended, which was declared effective by the Commission on October 4, 2004.

              We are familiar with the proceedings taken by the Company in connection with the authorization of the Additional Shares. We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.

              Based upon the foregoing, and assuming, without further inquiry that the consideration for the Additional Shares to be issued will be received prior to the issuance thereof, and when the 462(b) Registration Statement becomes effective, upon which our opinions are expressly conditioned, we opine as follows:

              If, as and when such shares of Common Stock have been issued and sold in conformity with and pursuant to the 462(b) Registration Statement, such Additional Shares will be legally issued, fully paid and non-assessable.

              We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement.

Very truly yours,
/s/ GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP
GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

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  EXHIBIT 5.1